Exhibit 99.1

ANNUAL SERVICER’S CERTIFICATE

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

BANK ONE ISSSUANCE TRUST

The undersigned, duly authorized representatives of Bank One, Delaware, National Association (the “Bank”), pursuant to the Transfer and Servicing Agreement, dated as of May 1, 2002 (as amended and supplemented from time to time the “Agreement”), among the Bank as Transferor, Servicer, and Administrator, Bank One Issuance Trust (the “Trust”) and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee and Collateral Agent, does hereby certify that:

1.	The Bank is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meaning as set forth in the Agreement.

2.	The undersigned are Authorized Officers, who are duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3.	A review of the activities of the Servicer during the period from January 1, 2003 to and including December 31, 2003 (the “Review Period”), and of its performance under the Agreement was conducted under our supervision.

4.	Based on such review, the Servicer has, to the best of our knowledge, performed in all material respects its obligations under the Agreement throughout the Review Period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.	The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Agreement, known to us to have been made by the Servicer during the Review Period, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: None

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate this 12th day of March, 2004.

BANK ONE, DELAWARE, NATIONAL ASSOCIATION

as Servicer

By:	/s/ RANDY J. REDCAY	By:	/s/ DAVID A. PENKROT

	Name: Randy J. Redcay Title: First Vice President		Name: David A. Penkrot Title: Senior Vice President-Controller